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                                                                    EXHIBIT 10.2

                         FINANCIAL CONSULTING AGREEMENT


         THIS FINANCIAL CONSULTING AGREEMENT, made as of this 3rd day of April, 1996, is by and between CPI Aerostructures, Inc., a New York corporation (the "Company"), with its principal place of business at 200 A Executive Drive, Edgewood, New York 11717, and Barber & Bronson Incorporated, a Florida corporation ("B&B"), having its principal place of business at 2101 West Commercial Boulevard, Suite 1500, Fort Lauderdale, Florida 33309.


                                R E C I T A L S:

         A. The Company is a public company with a class of equity securities publicly traded, and desires to retain B&B to provide certain financial consulting services.

         B. B&B desires to provide certain financial consulting services to the Company in accordance with the terms and conditions contained hereinafter.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

         1. Consulting Services. During the term of this Agreement, B&B is hereby retained by the Company to provide financial consulting services to the Company, as said services relate to corporate finance matters. B&B shall provide such financial consulting services as reasonably requested by the Company during the term of this Agreement, provided that nothing hereunder shall require B&B to devote a minimum number of hours per calendar month toward the performance of services hereunder. Such services shall include, but not be limited to, advice and assistance regarding mergers, acquisitions, consolidations, reorganizations, recapitalization, business combinations or other transactions pursuant to which the Company acquires, is acquired by, or combines with another entity. Unless otherwise agreed to by B&B, all services hereunder shall be performed by B&B, in its sole discretion, at its principal place of business or other offices. Notwithstanding anything contained herein to the contrary, the services to be performed by B&B hereunder may be performed by any employee or consultant to B&B.

         2. Term. The term of this Agreement shall be for two years commencing as of the date first written above and terminating one day prior to the 2nd anniversary hereof. Thereafter, this Agreement shall be renewed for subsequent one year terms upon mutual agreement of the parties. Notwithstanding anything contained herein to the contrary, this Agreement will terminate on December 31, 1996 in the event the private placement (the "Private Placement") contemplated by the letter of intent dated March 5, 1996 between B&B and the Company has not closed by such date.


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         3.       Compensation.

                  (a) In consideration for the performance of services hereunder, the Company hereby agrees to pay B&B the aggregate sum of $3,000 per month during the term of this Agreement. The initial monthly payment shall be made as of the date hereof, and each subsequent monthly payment shall be due and payable on each successive monthly anniversary of such date. The Company agrees to pay on a pre-approval basis all out-of-pocket expenses incurred by B&B in connection with such services to be rendered hereunder. B&B may, from time to time, deem it to be in the best interests of the Company to retain an outside consultant in connection with certain specific acquisitions or proposed transactions. In such event, the Company agrees to pay any and all fees and expenses of such consultant on a pre-approval basis.

                  (b) In addition, and in consideration of the payment of $100, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby grants B&B five (5) year warrants, which warrants may be assigned to shareholders, directors, officers, employees or partners of B&B or any successor, to purchase an aggregate 300,000 shares of the Company's Common Stock, exercisable at $1.00 per share. The warrants shall be immediately exercisable and shall be in substantially the form attached hereto as Exhibit A, and incorporated herein by reference. Such warrants shall be delivered to Broad and Cassel, counsel to B&B, 201 South Biscayne Boulevard, Suite 3000, Miami, Florida 33131. The warrants shall be held in escrow by Broad and Cassel pursuant to the terms of an escrow agreement between B&B, the Company and Broad and Cassel entered into simultaneously with this Agreement and attached hereto as Exhibit B.

                  At any time during the term of these warrants, the then holders (the "Holders") of a majority of the warrants issued under this Agreement, and/or the shares of Common Stock which were issued upon exercise thereof, shall have the right upon written notice to the Company and on at least two occasions to demand registration of the shares of Common Stock underlying the warrants or the shares of Common Stock which previously were issued upon exercise thereof (the "Demand Registration Rights"). Upon such notice, the Company shall use its best efforts to prepare and file with the Securities and Exchange Commission (the "SEC"), at the Company's sole cost and expense with respect to the exercise of the first Demand Registration Rights, a registration statement to permit the public sale of such shares of Common Stock. The Company will use its best efforts to cause said registration statement to be declared effective by the SEC as soon as possible and shall continue to use its best efforts to cause such registration statement to be deemed current for at least one hundred twenty (120) days after the effective date thereof. Notwithstanding anything contained herein to the contrary, the Holders shall have the right to demand registration of the afore-described shares on two separate occasions; with each of such demand registration rights being deemed satisfied hereunder when said registration statement relating thereto is declared effective by the SEC, provided the other provisions hereunder are complied with by the Company.

         In addition, if at any time commencing after the date hereof and expiring five years thereafter, the Company proposes to register any of its securities under the Securities Act of 1933, as amended (other than in connection with a merger or pursuant to Form S-8, S-4 or comparable registration statement), it will give written notice by registered mail, at least twenty (20) days prior to the filing of each registration statement, to the Holders of its intention to do so. If such Holders

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notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any of the afore-described shares in such proposed registration statement, the Company shall afford such Holders the opportunity to have any such shares registered under such registration statement, at the Company's sole cost and expense. The Company shall also use its best efforts to cause the sale of such shares to be registered in up to ten
(10) states identified by the Holders, at the Company's sole cost and expense.

         The Company shall bear all expenses, incurred in the preparation and filing of such registration statements or post-effective amendment (and related state registrations, to the extent permitted by applicable law) and the furnishing of copies of the preliminary and final prospectus thereof to the Holders, other than fees and expenses of Holders' counsel, and other than sales commissions incurred by the then holders with respect to the sale of such securities. Notwithstanding anything contained herein to the contrary, with respect to Demand Registration Rights, the Company shall only be obligated to bear all of such expenses with respect to the first Demand Registration Right requested by a majority of the Holders, provided that with respect to any second Demand Registration Right, the expenses shall be borne by the Holders included thereunder on a pro-rata basis with the expenses to be borne by the Company with respect to any securities included therein on behalf of the investors in the Private Placement, as described above, and which pro-rata allocation shall be based on the percentage of shares (including those shares underlying derivative securities) being registered thereunder.

                  In the event Placement Agent Warrants are issued to B&B in connection with the Private Placement, any demand registration rights with respect to the securities issued upon exercise of the Placement Agent's Warrants and upon exercise of the Warrants included in the Placement Agent's Warrants (collectively, the "Warrant Securities") will be deemed to include the warrants issuable pursuant to this Agreement and shares of common stock underlying the warrants, and to the extent said demand registration rights are exercised, the demand registration rights provided under this Section 3 shall also be deemed exercised. In addition, any demand registration rights with respect to the afore-described warrants and shares of Common Stock underlying the warrants, will be deemed to include the Warrant Securities and to the extent said demand registration rights under this Section 3 shall be exercised, the demand registration rights provided for in the Placement Agent Warrants shall also be deemed exercised.

         4. Right of First Refusal. For a period of three years from the date of this Agreement, the Company hereby agrees to afford to B&B the right to act as the Company's exclusive managing underwriter or placement agent, as the case may be, in any public offering(s) and private placement(s) to be effectuated by or on behalf of the Company, on such terms no less favorable than any other underwriter, broker-dealer, or placement agent, and with such compensation to be determined on a deal-by-deal basis. Notwithstanding anything contained in this
Section 4 to the contrary, the foregoing right of first refusal shall not be applicable to "Institutional Debt" financing arranged solely by the Company. For purposes of the foregoing sentence, "Institutional Debt" shall mean indebtedness for money borrowed from banks, or other traditional long-term institutional lenders, such as insurance companies and pension funds. In the event B&B determines not to so participate in any such financing and the terms thereof are then subsequently changed, the Company shall afford B&B the opportunity to act as the exclusive managing underwriter or placement agent,

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as the case may be, in any such financing as modified. Notwithstanding anything contained in this Section 4 to the contrary, nothing hereunder shall obligate B&B to so participate in any such financing.

         5. Finder's Fee. In the event the Company effectuates a merger, acquisition, consolidation, reorganization, recapitalization, business combination or other transaction pursuant to which the Company acquires, is acquired by or combines with another entity subsequent to the date hereof and on or prior to one year from the date of termination of this Agreement, irrespective of any reason for such termination, and such merger, acquisition, consolidation, reorganization, recapitalization, business combination or other transaction is effectuated as a result or consequence of any introduction made directly or indirectly by B&B, including, without limitation, any introduction made by any third party to whom the Company was initially introduced, directly or indirectly, by B&B, or which transaction was initiated, directly or indirectly, by B&B, then the Company hereby agrees to pay B&B the following cash consideration, which payment shall be due and payable in cash on the date of any such closing with respect thereto:

                  5% of the consideration from $1 and up to $5,000,000, plus

                  4% of the consideration in excess of $5,000,000 and up to $10,000,000, plus

                  3% of the consideration in excess of $10,000,000 and up to $15,000,000, plus

                  2% of the consideration in excess of $15,000,000 and up to $20,000,000, plus

                  1% of the consideration paid in excess of $20,000,000.

         In addition, the Company shall pay B&B a finders' fee in the event the Company participates in any merger, acquisition, consolidation, reorganization, recapitalization, business combination or other transaction not arranged, directly or indirectly, by B&B, but for which B&B provides consulting services to the Company, equal to the following percentages based upon the value of the transaction:

                  3% of the consideration from $1 to $5,000,000, plus

                  2% of the consideration from $5,000,001 to $10,000,000, plus

                  1% of the consideration paid in excess of $10,000,000.

         For purposes of this Agreement, "consideration" shall mean the value of the transaction described herein and shall include all cash, the principal of any notes executed as part of the purchase price for such acquisition, the value, as determined in good faith by B&B, of any securities paid or exchanged in connection with the transaction, and the amounts of any loans or other obligations owed by the acquired entity and which are paid by the acquiring entity as part of the purchase price for the acquisition. In the event B&B agrees to assist the Company in raising capital to finance an acquisition, the parties hereto hereby agree that the compensation to be paid to B&B for said assistance shall be the subject an agreement, the terms of which are to be mutually agreed to by and between the parties hereto.

         6. Representations of the Company. The Company hereby represents and warrants that any and all information supplied hereunder to B&B in connection with any and all services to be performed hereunder by B&B for and on behalf of the Company shall be true, complete and correct

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as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of B&B to adequately provide financial consulting services hereunder is dependent upon the prompt dissemination of accurate, correct and complete information to B&B. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder, including the issuance of the warrants hereunder, have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.

         7.       Indemnification.

                  (a) The Company hereby agrees to indemnify, defend and hold harmless B&B, its officers, directors, principals, employees, affiliates, and shareholders, and their successors and assigns from and against any and all claims, damages, losses, liability, deficiencies, actions, suits, proceedings, costs or legal expenses (collectively the "Losses") arising out of or resulting from: (i) any breach of a representation, or warranty by the Company contained in this Agreement; or (ii) any activities or services performed hereunder by B&B, unless such Losses were the result of the intentional misconduct or gross misconduct of B&B or were the result of any information supplied by B&B; or
(iii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below.

                  (b) If B&B receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to this Section 7, B&B shall, within thirty (30) days of the receipt of such written notice, give the Company written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by B&B of its right to indemnity hereunder with respect to such action, suit or proceeding. Upon receipt by the Company of a Claim Notice from B&B with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), B&B may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The Company shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. B&B shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of B&B unless the Company shall not have promptly employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the Company. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of B&B. If the Company shall fail with reasonable promptness either to defend such Third Party Claim or to satisfy or settle the same, B&B may defend, satisfy or settle the Third Party Claim at the expense of the Company and the Company shall pay to B&B the amount of any such Loss within ten
(10) days after written demand therefor. The indemnification provisions hereunder shall survive the termination of this Agreement.

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         8. Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

         9. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner hereinafter set forth.

         10. Entire Agreement. This Agreement, along with the Escrow Agreement and Common Stock Purchase Warrant entered into simultaneously herewith and the Confidentiality, Proprietary Information and Inventions Agreement dated March 18, 1996, contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

         11. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         12. Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of Florida, without application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Dade County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Dade County, Florida. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Dade County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Dade County, Florida, has been brought in an inconvenient forum.

         13. Binding Nature. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

         14. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts

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shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     CPI AEROSTRUCTURES, INC., a New York
                                     corporation



                                     By:____________________________________
                                     Name:__________________________________
                                     Title:_________________________________



                                      BARBER & BRONSON INCORPORATED, a Florida corporation



                                       By:__________________________________
                                            Steven N. Bronson, President





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